EXHIBIT 10.2

AMENDMENT NO. 3
to the
EMPLOYMENT AGREEMENT

AMENDMENT (“Amendment No. 3”) dated July 28, 2021, and made effective as of August 1st, 2021 (the “Effective Date”), by and between Ralph Lauren Corporation, a Delaware corporation (the “Company”), and Patrice Louvet (the “Executive”).

WHEREAS, the Executive serves as the President and Chief Executive Officer of the Company pursuant to an Employment Agreement by and between the Company and the Executive dated May 11, 2017, as amended (the “Employment Agreement”); and

WHEREAS, the Company and the Executive wish to amend the Employment Agreement in certain respects;

NOW, THEREFORE, intending to be bound, the parties hereby agree as follows.

1. Section 1.4(a) is amended in its entirety to read as follows, effective as of the date set forth above:

“Base Compensation. In consideration of his services during the Term, the Corporation shall pay the Executive cash compensation at an annual rate of not less than one million two hundred and fifty thousand dollars ($1,250,000) through July 31, 2021, and at an annual rate of not less than one million three hundred and fifty thousand dollars ($1,350,000), beginning August 1, 2021 (as may be increased from time to time, “Base Compensation”), less applicable withholdings. Executive’s Base Compensation shall be subject to such increases (but not decreases) as may be approved by the Board or any committee thereof. The Base Compensation shall be payable as current salary, in installments not less frequently than monthly, and at the same rate for any fraction of a month unexpired at the end of the Term.”

2. The Section entitled “Base Salary” in Exhibit 1 attached to the Employment Agreement is amended to read in its entirety as follows, effective as of the Effective Date:

“$1,350,000 annually less all applicable taxes and other deductions.”

3. The fourth bullet point in the Section entitled “Executive Incentive Plan” in Exhibit 1 attached to the Employment Agreement is amended to read in its entirety as follows, effective as of the Effective Date:

“The maximum bonus payable (including strategic goal adjustment) is capped at 600% of fiscal year salary earnings.”

4. A fifth bullet point shall be added to the Section entitled “Executive Incentive Plan” in Exhibit 1 attached to the Employment Agreement, which shall read as follows, effective as of the Effective Date:

“For Fiscal 2022, Executive’s actual EOAIP bonus shall be prorated as of the Effective Date to reflect Executive’s new base salary, but it shall not be prorated with respect to the new maximum bonus payable which applies to the entire fiscal year.”

5. The first paragraph of the Section entitled “Annual Equity Award” in Exhibit 1 attached to the Employment Agreement is amended in its entirety to read as follows, effective as of the Effective Date:

“Beginning Fiscal 2022, target equity value of $9,600,000 to be granted annually at the same time as annual awards to other executives, normally in August but may be earlier or later, and under terms of the Ralph Lauren Corporation 2019 Long-Term Stock Incentive Plan, or any successor thereto (the “Plan”), as approved each year by the Compensation and Organizational Development Committee of the Ralph Lauren Corporation Board of Directors (“Compensation Committee”), including grant structure, type of awards, conversion of value to actual number of shares, and other applicable factors as determined by the Committee in its discretion.”

6. Except as amended and/or modified by this Amendment No. 3, the Employment Agreement is hereby ratified and confirmed and all other terms of the Employment Agreement shall remain in full force and effect, unaltered and unchanged by this Amendment No. 3.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 3 to be duly executed and the Executive has hereunto set his hand on the date first set forth above, as of the Effective Date.

RALPH LAUREN CORPORATION
By: /s/ MICHAEL A. GEORGE
Michael A. George,
Chairman of the Compensation & Organizational Development Committee
EXECUTIVE
/s/ PATRICE LOUVET
Patrice Louvet

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